                                                                    Exhibit 21.1

                                                                             Jurisdiction
        Subsidiary Name                                       Ownership    of Incorporation
- -----------------------------------------------------------------------------------------------
Evanite Fiber Corporation                                       100.00%          Delaware
        1000 Abernathy Rd.
        Atlanta, GA 30328

Exide Canada, Inc.                                              100.00%           Canada
        8301 Keele St.
        Maple, Ontario
        Canada L6A 1T2

General Battery Corporation                                     100.00%          Delaware
        645 Penn St.
        Reading, PA 19601

Sociedad Espanola del Acumulador Tudor, S.A.                     95.77%           Spain
        Condesa de Venadito, 1
        28027 Madrid      Spain

Metalurgica De Gormaz, S.A. (Megorsa)                           100.00%           Spain
        Carretera Nacional 122, km. 229
        42330 San Esteban de Gormaz (Soria) Spain

Gaztambide, S.A.                                                100.00%           Spain
        Condesa de Venadito, 1
        28027 Madrid      Spain

Terrenos y Construcciones, S.A.                                 100.00%           Spain
        Condesa de Venadito, 1
        28027 Madrid      Spain

Sociedade Portuguesa do Acumulador Tudor, S.A. (SPAT)            84.40%           Portugal
        Rua Actor Tasso, 1
        1050 Lisbon       Portugal

Manos Verwaltungsgesellschaft                                   100.00%           Germany
        Coesterweg, 45
        D-59494 Soest   Germany

Hagen, AG                                                        98.50%           Germany
        Coesterweg, 45
        D-59494 Soest   Germany

Exide Automotive, GmbH                                          100.00%           Germany
        Miramstrasse 74
        34123 Kassel   Germany

Elbak Batteriewerke GmbH                                        100.00%           Austria
        Puntigamerstrasse 127
        8055 Graz   Austria

Sonnenschein Austria GmbH                                       100.00%           Austria
        Breitenleerstrasse, 150
        A-1220 Wien   Austria

Mercole Tudor, BV                                               100.00%           Netherlands
        Amsteldjik 166
        1079 LH Amsterdam Netherlands

Tudor Hellenic S.A.                                             100.00%           Greece
        3, Plastira St.
        GR 144-52 Metamorfosi   Greece

Tudor Holding LTD OY                                            100.00%           Finland
        Sahkotie, 8
        01510 Vantaa   Finland

Tudor India                                                      40.00%           India
        147 Jolly Maker Chambers 2 - 14th Fl.
        Nariman Point - Bombay 400021   India

Exide Holding Europe SA                                         100.00%           France
        5 a 7 allee des Pierres Mayettes
        92636 Gennevilliers   France

CEAC Compagnie Europeene d'Accumulateurs                        100.00%           France
        5 a 7 allee des Pierres Mayettes
        92636 Gennevilliers   France

                                                                    Exhibit 21.1

                                                                             Jurisdiction
        Subsidiary Name                                       Ownership    of Incorporation
- -----------------------------------------------------------------------------------------------
TS Batteries                                                    100.00%         Framce
        5 a 7 allee des Pierres Mayettes
        92636 Gennevilliers   France

Batterie Hagen P                                                100.00%         France
        5 a 7 allee des Pierres Mayettes
        92636 Gennevilliers   France

Exide Automotive                                                 99.81%         Belgium
        93 rue de Florival
        1390 Archennes   Belgium

CMP Batterijen NV                                                99.81%         Belgium
        93 rue de Florival
        1390 Archennes   Belgium

Hagen Batterijen BV                                             100.00%       Netherlands
        Zoonebaan 6
        3606 CA Maarsen   Netherlands

CMP Batterijen BV                                               100.00%       Netherlands
        Postus 162 Produktiestraat 25
        3130 AD Viaardingen   Netherlands

ATSA Batterijen BV                                              100.00%       Netherlands
        Energieweg 105 Postbus 26
        3640 AA Mijdrecht   Netherlands

Fulmen Tudor Sonnenschein                                       100.00%       Netherlands
        Energieweg 105
        3641 RT Mijdrecht   Netherlands

Industria Composizione Stampate (ICS)                           100.00%          Italy
        Via bergamo, 1
        Canonica d'Adda Bergamo 28040   Italy

Societa Industriale Accumulatori Srl (SINAC)                    100.00%          Italy
        Via Dante Alighieri 100/106
        Romano Di Lombardia   Italy

Compagnie Generale Accumulatori Spa (CGA)                       100.00%          Italy
        Via Benevento 40
        Casalnuovo di Napoli   Italy

TS Batterie Srl                                                 100.00%          Italy
        Via Monzese 76
        Segrate   Italy

Accumulatorenfabrik Sonnencshein GmbH                            99.92%          Germany
        Thiergarten
        63654 Budingen

Sonnenschein Lithium GmbH                                        49.96%          Germany
        Industriestrasse 22
        63654   Budingen

CENTRA Spolka Akcyjna (CENTRA SA)                                96.90%          Poland
        Gdynska 31/33
        61-0166 Poznen   Poland

INCI CEAC Aku Sanayi; Anoi Sirketi                               50.00%          Turkey
        Organize Sanayi Bolgesi
        45030 Maines   Turkey

Fulmen Iberica                                                   96.12%           Spain
        Poligono Industrial El Pla
        C/Miguel Torello Pages, 11-13
        06750 Molin de rel   Spain

TUDOR AB                                                        100.00%          Sweden
        S-44041 NOL Sweden

TUDOR Sonnak A/S                                                100.00%          Norway
        Molovelen 25
        N-3191 Horten   Norway

Exide Oy                                                        100.00%          Finland
        Sahkotie, 8
        8f-01510 Vantaa   Finland

                                                                    Exhibit 21.1

                                                                             Jurisdiction
        Subsidiary Name                                       Ownership    of Incorporation
- -----------------------------------------------------------------------------------------------
CMP Batteries Ltd                                               100.00%         England
        PO Box 1 Salford Road Over Hulton
        Bolton BL5 1DD

TS Batteries Limited                                            100.00%         England
        PO Box 1 Salford Road Over Hulton
        Bolton Bl5 1DD

Accumulatorenfabrik Sonnencshein                                100.00%         Austria
        Breitenleer Strasse 150
        A-1220 Wien   Austria

Euro Exide Corporation Limited                                  100.00%      United Kingdom
        Exide House, 24 Atlantic Square
        Station Road, Witham Essex   UK

Exide Batteries Limited                                          81.50%      United Kingdom
        Caldicot Way, Cwmbran
        Gwent   Wales

BIG Batteries Limited                                            81.50%      United Kingdom
        Caldicot Way, Cwmbran
        Gwent   Wales

BIG France SARL                                                  81.50%         France
        6/10 rue Olaf Palme, Emerainville Pariest, 77312
        Marne la Vallee

Exide (Holdengs) Limited                                         81.50%      United Kingdom
        Chequers Lane
        Dagenham, Essex RM9 6PX

Exide (Dagenham) Limited                                         81.50%      United Kingdom
        Chequers Lane
        Dagenham, Essex RM9 6PX

Gemala Sweden SA                                                 81.50%         Sweden
        Box 458
        651 10 Karistad   Sweden



                                                                    Exhibit 21.1

                                                                             Jurisdiction
        Subsidiary Name                                       Ownership    of Incorporation
- -----------------------------------------------------------------------------------------------


                                                                    Exhibit 21.1

                                                                             Jurisdiction
        Subsidiary Name                                       Ownership    of Incorporation
- -----------------------------------------------------------------------------------------------


                                                                    Exhibit 21.1

                                                                             Jurisdiction
        Subsidiary Name                                       Ownership    of Incorporation
- -----------------------------------------------------------------------------------------------

